SANVILLE & COMPANY
                         Certified Public Accountants

                    1514 Old York Road  Abington, PA 19001
                      (215) 884-8460 * (215) 884-8686 FAX
                      -----------------------------------
                   140 East 45th Street  New York, NY 10017
                      (212) 661-3115 * (212) 227-0268 FAX

To the Shareholders and Board of
Directors of the NorthQuest Capital Fund, Inc:

   In planning and performing our audit of the financial statements of the NorthQuest Capital Fund, Inc.(the "Fund"), as of and for the year ended December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over finan-cial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

   The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this respon-sibility, estimates and judgements by management are required to assess the ex-pected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance re-garding the reliability of financial reportimg and the preparation of financial statements for external purposes in accordance with generally accepted account-ing principles. Such internal control includes policies and procedures that pro-vide reasonable assurance regarding prevention or timely detection of unauthor-ized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

   Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures and may deteriorate.

   A control deficiency exists exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A sig-nificant deficiency is a control deficiency, or combination of control deficien-cies, that adversely affects the company's ability to initiate, authorize, re-cord, process or report external financial data reliably in accordance with gen-erally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material mis-statement of the annual or interim financial statements will not be prevented or detected.

   Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessar-ily disclose all deficiencies in internal control that might be significant de-ficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no defi-ciencies in the Fund's internal control over financial reporting and its opera-tion, including controls for safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2006
   This report is intented solely for the information and use of management and the Board of Directors of the NorthQuest Capital Fund, Inc., and the Securities and Exchange Commission and is not intended to be and should not be used by any-one other than these specified parties.

   Abington, Pennsylvania                         /s/ Sanville and Company
   February 8, 2007